                                                                   EXHIBIT 10.30

                               LETTER AGREEMENT
                               ----------------

          THIS LETTER AGREEMENT ("Letter Agreement") is entered into as of the 2nd day of June, 1999, by and among SKYNET HOLDINGS, INC., a Delaware corporation, whose address is 343 South Glasgow Avenue, Inglewood, California 90301 ("Borrower"), FOUNDERS EQUITY GROUP, INC., a Texas corporation whose address is 2602 McKinney Avenue, Suite 220, Dallas, TX 75204, as Agent (the "Agent") for the individuals and entities identified as "Lenders" on Schedule A attached hereto (collectively, the "Lenders"), and each of the Lenders.

                                    RECITALS

          Borrower has requested a certain loan from Lenders, and Lenders have agreed to extend a loan to Borrower (the "Loan") in the original principal amount of THREE MILLION DOLLARS ($3,000,000.00), subject to the terms and conditions of this Letter Agreement.

                                1.  DEFINITIONS
                                    -----------

     The capitalized terms set forth below shall have the following meanings:

"Act" - the Securities Act of 1933, as amended.

"Closing" - as defined in Section 13 hereof.

"Closing Date" - the date on which the Closing occurs.

"Common Stock" - shares of common stock, par value $.0001 per share, of the Borrower.

"Conversion Warrants" - as defined in Section 5(a) hereof.

"Default Rate" - as defined in Section 3(a) hereof.

"Due Date" - October 1, 1999, or, if extended pursuant to Section 3(d) hereof, the Extended Due Date.

"Extended Due Date" - as defined in Section 3(d) hereof.

"Facilitation Warrants" as defined in Section 3(c) hereof.

"Maturity Date" - the earlier of (x) the Due Date, or (y) the date on which the Loan is repaid in full pursuant to Section 6.

"Origination Warrants" - as defined in Section 3(b) hereof.

"Pony Express" - Pony Express Delivery Services, Inc., a Delaware corporation.

"Registration Statement" - as defined in Section 1 of the Registration Rights Agreement.

"Restricted Stock" - as defined in Section 1 of the Registration Rights
Agreement.

"SEC" - the Securities and Exchange Commission.

"Securities" - shares of Common Stock, the Warrants and the Underlying Shares.

"Underlying Shares" - shares of Common Stock issuable upon exercise of the Warrants, Conversion Warrants, Facilitation Warrants and/or Origination Warrants.

"Warrants" - warrants to purchase shares of Common Stock.

                                  2.  AMOUNT
                                      ------

          The Loan shall be in the original principal amount of THREE MILLION DOLLARS ($3,000,000.00). The Borrower's indebtedness under the Loan shall be evidenced by promissory notes (collectively, the "Promissory Notes") in an aggregate amount equal to the Loan, to be executed by Borrower payable to the order of Lenders The Promissory Notes shall be in form and substance acceptable to Lenders.

               3.  INTEREST AND OTHER CHARGES; EXTENDED DUE DATE
                   ---------------------------------------------

          (a)  Interest.  Indebtedness incurred under the Loan shall bear
               --------
interest at a fixed rate per annum equal to ten percent (10%). From and after the Maturity Date, or upon the occurrence and during the continuance of any Event of Default hereunder, the Loan shall bear interest at a rate per annum equal to eighteen percent (18%) (the "Default Rate"). In no event shall interest be due at a rate in excess of the maximum lawful rate allowable from time to time under the laws of the State of Texas. Should any provision of this Letter Agreement, or any existing or further notes or any other agreement between Lenders and Borrower, be construed to require the payment of interest which, together with any other charges on the principal or any portion thereof, howsoever computed, exceeds such maximum lawful rate, then any such excess shall be applied against the remaining principal balance.

          (b)  Origination Fee.  In addition to interest payable in accordance
               ---------------
with the terms hereof, as consideration for making the Loan, Lenders shall receive within ten (10) business days after the Closing Date Warrants to purchase three hundred seventy-five thousand (375,000) shares of Common Stock at an exercise price equal to Five Dollars ($5.00) per share, exercisable within three (3) years after the Closing Date (the "Origination Warrants"). The Origination Warrants shall be substantially in the form of the warrant instrument attached hereto as Exhibit "B" (the "Warrant Instrument"), and shall be allocated among the Lenders as set forth on Schedule A attached hereto. The Underlying Shares issuable upon the exercise of the Origination Warrants shall be subject to the terms of the registration rights agreement attached hereto as Exhibit "C" (the "Registration Rights Agreement").

          (c)  Loan Facilitation Fee.  Additionally, the Borrower shall pay KAB
               ---------------------
Investments, Inc. the following consideration within ten (10) business days after the Closing Date for facilitating the Loan (the "Loan Facilitation Fee"):
(a) a loan fee in the amount of One Hundred Fifty Thousand Dollars ($150,000.00); and (b) Warrants to purchase seventy five thousand (75,000) shares of Common Stock at an exercise price equal to Five Dollars ($5.00) per share, exercisable within three (3) years after the Closing Date (the "Facilitation Warrants") (which Warrants shall be substantially in the form of the Warrant Instrument).

          (d) Extended Due Date.  If, by October 1, 1999, the Borrower has not
              -----------------
filed a Registration Statement pursuant to either Sections 3(a) or 3(b) of the Registrations Rights Agreement and the Loan has not been paid in full, then the Agent may, at its option and behalf of itself and the other Lenders, extend the Due Date of the Loan to the earlier of (x) the date on which the Registration Statement is declared effective by the SEC or (y) January 1, 2000 (such date being referred to as the "Extended Due Date") by giving written notice thereof to the Borrower on or before October 1, 1999. In the event that the Agent elects to extend the Due Date to the Extended Due Date, then commencing October 1, 1999, interest shall accrue on the principal balance of the Loan then outstanding at the Default Rate.

          (e) Right to Warrants in Lieu of Conversion.  In the event that the
              ---------------------------------------
Extended Due Date is January 1, 2000 and the resale of the Restricted Stock is not subject to an effective Registration Statement on or before January 1, 2000, then, in lieu of any conversion rights of Agent or Lenders hereunder and as the sole and exclusive remedy of Agent and Lenders for the failure of Borrower to have a Registration Statement covering the resale of the Restricted Stock effective by January 1, 2000, the Lenders shall be automatically entitled to receive Warrants to purchase up to 300,000 shares of Common Stock for the portion of the Loan outstanding and unconverted as of January 1, 2000.


                      4.  PRINCIPAL AND INTEREST PAYMENTS
                          -------------------------------

          Interest on the then-outstanding principal balance of the Loan shall be payable monthly in arrears, commencing July 1, 1999. Principal and any accrued but unpaid interest under the Loan shall be repaid in full on the Maturity Date. No payments of principal under the Loan shall be due until the Maturity Date, except as expressly set forth in Section 12 hereof.

                          5.  CONVERSION OF THE LOAN
                              ----------------------

          (a) Right to Convert. At any time prior to the Maturity Date, upon at least three (3) days prior written notice to the Borrower (the "Conversion Notice"), the Agent shall have the right to convert, on behalf of itself and the other Lenders, the entire principal amount of the Loan then outstanding and all accrued interest and other charges thereon into (x) that number of fully paid and non-assessable shares of Common Stock which results from dividing the principal amount of the Loan then outstanding, together with all accrued interest and other charges thereon, by Five Dollars ($5.00) (the "Conversion Price"); and (y) Warrants (the

"Conversion Warrants") to purchase that number of shares of Common Stock which results from dividing the principal amount of the Loan then outstanding, together with all accrued interest and other charges thereon, by Ten Dollars ($10.00), at an exercise price equal to Five Dollars ($5.00) per share (the "Exercise Price"), exercisable within three (3) years after the date of the delivery to the Borrower of the Conversion Notice. Within ten (10) business days after Borrower's receipt of a Notice of Conversion, Borrower shall issue to the Agent (x) stock certificates, bearing applicable restrictive legends, duly endorsed by the appropriate officers of the Borrower and registered in Lenders' respective names or their respective nominees, representing the number of shares of Common Stock to which each Lender is entitled pursuant to the terms of this
Section 5 and Schedule A attached hereto and (y) Warrant Instruments, in Lenders' respective names or the names of their respective nominees, to purchase that number of shares of Common Stock to which each Lender shall be entitled pursuant to the terms of this Section 5 and Schedule A attached hereto.

          (b)  Adjustment of Conversion Price and Exercise Price.  In the event
               -------------------------------------------------
that prior to the Maturity Date, the Borrower issues shares of Common Stock (or other equity securities convertible into Common Stock) (the "Additional Shares") in a private placement transaction or public distribution for consideration per share less than the Conversion Price or the Exercise Price, as then in effect on the date of and immediately prior to such issuance (the "Lower Price"), then and in each such event, with respect to the then-outstanding balance of the Loan for which a Notice of Conversion has not been delivered, each of (x) the Conversion Price and (y) the Exercise Price for Warrants issuable upon a subsequent conversion under this Section 5, as then in effect, shall be reduced to a price equal to the Lower Price. Notwithstanding the foregoing, the issuance by Borrower of Additional Shares for consideration per share less than the Conversion Price or the Exercise Price shall not result in any reduction of either the Conversion Price or the Exercise Price if such securities are issued prior to the date hereof or in connection with the exercise or conversion of instruments existing prior to the date hereof, including, without limitation, warrants, options and convertible preferred stock, or if such securities are issued pursuant to Borrower's 1998 Incentive Stock Option Plan or any other plan existing as of the date hereof.

               (i)  Determination of Consideration.  For purposes of this
                    ------------------------------
Section (5(b), the consideration received by the Borrower for the issuance of any Additional Shares shall be computed as follows:

                    (A)  Cash and Property: Such consideration shall:
                         -----------------

                         (I)  insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Borrower;

                         (II) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined by the Borrower's Board of Directors in the good faith exercise of its reasonable business judgment; and

                         (III)  in the event Additional Shares are issued
together with other shares or securities or other assets of the Borrower for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses provided in clauses (I) and (II) above, as determined by the Borrower's Board of Directors in the good faith exercise of its reasonable business judgment.

                    (B)  Options and Convertible Securities.  The consideration
                         ----------------------------------
per share received by the Borrower for Additional Shares that are options or other equity securities convertible into Common Stock (collectively, the "Convertible Securities"), shall be determined by dividing

                         (I) the total amount, if any, received or receivable by the Borrower as consideration for the issue of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Borrower upon the exercise, conversion or exchange of such Convertible Securities by

                         (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Convertible Securities.

          (c)  Subdivisions, Combinations, or Consolidations of Common Stock. In
               -------------------------------------------------------------
the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price and Exercise Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

          (d)  Reclassifications.  In the case, at any time after the date
               -----------------
hereof, of any capital reorganization or any reclassification of the stock of the Borrower (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Borrower with or into another person (other than a consolidation or merger in which the Borrower is the continuing entity and which does not result in any change in the Common Stock), the balance of the Loan then outstanding for which no Notice of Conversion has been delivered shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which the Lenders would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger, the Lenders had converted their shares into Common Stock. The provisions of this Section 5(d) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          (e)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price and the Exercise Price pursuant to this Section 5, the Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Agent a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of Agent, furnish or cause to be furnished to Agent a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the amount of the Loan then outstanding and (iv) the Exercise Price of the Warrants which would be issued upon the conversion of the amount of the Loan then outstanding.

          (f)  Registration Rights.  The public resale of (i) the Underlying
               -------------------
Shares issuable upon the exercise of the Origination Warrants and the Facilitation Warrants, (ii) shares of Common Stock issued by virtue of a conversion of the Loan and (iii) Underlying Shares issuable upon the exercise of the Conversion Warrants, to the extent such Conversion Warrants have been granted, shall be subject to the terms of the Registration Rights Agreement.

          (g)  Fractional Shares.  In lieu of any fractional shares to which a
               -----------------
Lender would otherwise be entitled upon conversion, the Borrower shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.


                                6.  PREPAYMENT
                                    ----------

          Upon at least twenty-four (24) hours prior written notice to Agent, Borrower may prepay the Loan in whole or in part without premium or penalty. In addition, Borrower shall make mandatory prepayments of principal under the Loan in an amount equal to the excess of the net proceeds received by the Borrower from any offering of Common Stock during the term of the Loan over Three Million Dollars ($3,000,000.00); such mandatory prepayment(s) to be made within ten (10) days after Borrower has received the net proceeds of any such Common Stock offering.

                              7.  USE OF PROCEEDS
                                  ---------------

          Proceeds of the Loan shall be utilized by Borrower for acquisition and working capital purposes of the Borrower, as well as for advances to Pony Express prior to Borrower's acquisition of such entity.


                                8.  COLLATERAL
                                    ----------

          In order to secure the full and timely payment of the Loan, as well as any renewals, modifications or extensions thereof, and to secure performance of all obligations of Borrower to Lenders, howsoever and whenever created, and to protect Lenders' rights hereunder, on or before the Closing Date or as and when expressly otherwise provided, Borrower shall grant to Agent, on behalf of itself and the Lenders, a security interest in the accounts receivable of Borrower, Pony Express and Borrower's presently owned and future subsidiaries as collateral for the Loan in the form of, and subject to the terms of, the Security Agreement attached hereto as Exhibit "D" (the "Security Agreement"), together with requisite forms of UCC financing statements (the "UCC's") to be filed in all applicable jurisdictions. All of the foregoing shall hereinafter be referred to collectively as the "Collateral".

                9.  REPRESENTATIONS AND WARRANTIES OF BORROWER
                    ------------------------------------------

          Borrower represents and warrants as follows:

          (a)  Organization.
               ------------

          Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. Borrower is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on Borrower.

          (b)  Capitalization.
               --------------

               (i) There are 50,000,000 shares of Common Stock authorized under Borrower's Certificate of Incorporation, 18,903,915 of which were issued and outstanding as of March 31, 1999 and 5,000,000 authorized shares of Preferred Stock, $.0001 par value, of Borrower authorized under its Certificate of Incorporation, of which 2,450,000 shares have been designated Series A Convertible Preferred Stock and issued as of May 28, 1999. Borrower has no other stock authorized, issued or outstanding.

               (ii) Except for the issued and outstanding shares of Series A Convertible Preferred Stock described in Section 9(b)(i), options to purchase 965,000 shares of Common Stock issued pursuant to Borrower's 1998 Incentive Stock Option Plan, additional options to purchase 1,800,000 shares of Common Stock and warrants to purchase 933,400 shares of Common Stock, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Borrower.

          (c)  Authorization.
               -------------

          Borrower has all necessary corporate power and authority to enter into this Letter Agreement, the Promissory Notes, the Security Agreement and any other instrument to be delivered by Borrower to Lenders and Agent to which it is a party (collectively, the "Ancillary Agreements") and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Letter

Agreement has been duly executed and delivered by Borrower, and this Letter Agreement is, and upon execution and delivery each of the Ancillary Agreements to which Borrower is a party will be, a valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d)  No Conflict or Violation; Consents.
               ----------------------------------

          None of the execution, delivery or performance of this Letter Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Borrower with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of Borrower's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Borrower is a party or by which Borrower is bound or to which any of its assets are subject, (c) violate any court order applicable to Borrower or (d) impose any encumbrance on any assets of Borrower.

          (e)  Reports and Financial Statements.
               --------------------------------

          Since April, 1999, Borrower has timely filed all reports required to be filed or filed voluntarily with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to Agent true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Borrower, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition of Borrower as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

          (f)  Disclosure.
               ----------

          No representations or warranties by Borrower in this Letter Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by Borrower, or any of Borrower's officers, directors, affiliates or any of its representatives to Lenders and the Agent pursuant hereto, or in connection with the transactions contemplated by this Letter Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


          (g)  Litigation.
               ----------

          Except as may be set forth in the SEC Reports, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting Borrower, or any of its properties or assets, or which questions the validity or enforceability of this Letter Agreement or the transactions contemplated hereby, and, to the knowledge of Borrower, there is no basis for any of the forgoing. Except as may be set forth in the SEC Reports, there are no outstanding court orders in any proceeding to which Borrower is or was a party which have not been complied with in full or which continue to impose any material obligations on Borrower.


          (h)  No Default.  Except as set forth on Exhibit "A" attached hereto,
               ----------
it is not in default and the documents, agreements and instruments to be executed in connection with the Loan will not cause a default under any contract, agreement, indenture, mortgage or other instrument to which it is a party or by which its assets may be bound;

          (i)  No Violation.  The purpose for which Borrower intends to use the
               ------------
proceeds of the Loan does not violate any local, state or federal laws or regulations; and

          (j)  Title to Assets.  Except as set forth on Exhibit "A" attached
               ---------------
hereto or on Exhibit "B" attached to the Security Agreement, it has good and marketable title to all the property and assets reflected on its most recent financial statements furnished to Lenders and all such property and assets are free and clear of any liens, except liens for taxes not yet due, liens on personal or real property as reflected in the most recent financial statements (or existing in connection with liabilities reflected therein), and except for those liens, if any, on properties acquired subsequent to the date of said financial statements until the date of this Letter Agreement;

          (k) Reservation of Securities.  The requisite number of shares of
              -------------------------
Common Stock and Underlying Shares issuable upon the exercise of the Warrants issuable upon the Closing Date as well as upon the conversion of the Loan has been duly authorized and reserved for issuance upon the Borrower's receipt and acceptance of proper payment therefor, and no further corporate action is required for the valid issuance of such shares.

          (l) Tax Matters.  All required tax returns of the Borrower have been
              -----------
accurately prepared in all material respects and filed (including applicable extension), and all taxes and penalties required to be paid with respect to the periods covered by such returns have been timely paid. The Borrower is not delinquent in the payment of any tax, assessment or governmental charge, has had any tax deficiency proposed or assessed against it that is still outstanding, or has executed any waiver still in effect of any statute of limitations on the assessment or collection of any tax. There is no pending dispute with any taxing authority that, if determined adversely to the

Borrower, would result in the assertion by any taxing authority of any material tax deficiency, and the Borrower does not have any knowledge of a proposed liability for any tax to be imposed upon the Borrower's properties or assets for which there is not an adequate reserve reflected in the financial statements included in the SEC Reports.

          (m) Subsidiaries. Except as set forth in the SEC Reports, the Borrower
              ------------
has no other subsidiaries.

          (n) Use of Proceeds. The proceeds of the Loan will be used for
              ---------------
acquisition and working capital purposes of the Borrower, as well as for advances to Pony Express prior to Borrower's acquisition of such entity.

          (o) Principal Office. The principal office of the Borrower is located
              ----------------
at 343 Glasgow Avenue, Inglewood, CA 90301.

          (p) Survival. Representations and warranties contained herein shall
              --------
survive the execution and delivery of this Letter Agreement.

                10.  REPRESENTATIONS AND WARRANTIES OF LENDERS
                     -----------------------------------------

          Each of the Lenders represents and warrants to the Borrower as follows:

          (a) Accredited Investor.  The Lender has such knowledge and experience
              -------------------
in business and financial matters such that the Lender is capable of evaluating the merits and risks of acquiring the Securities. The Lender is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act and represents that it satisfies the suitability standards identified in Section 10(l) hereof;

          (b) Loss of Investment.  The Lender('s) (i) overall commitment to
              ------------------
investments which are not readily marketable is not disproportionate to its net worth; (ii) investment in the Borrower will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of its entire investment in the Borrower; and (iv) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in its investment in the Borrower;

          (c) Special Suitability.  The Lender satisfies any special suitability
              -------------------
or other applicable requirements of its state of incorporation or his residence and/or the state in which the transaction by which the issuance Securities occurs;

          (d)  Investment Intent.
               -----------------

               (i) the Lender hereby acknowledges that the Lender has been advised that the Securities have not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because such issuance is intended to be a private placement transaction pursuant to Section 4(2) and Regulation D of the Act. The Lender represents that the Securities are being acquired for the Lender's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Lender agrees that the Lender will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Borrower. The Lender understands that the Securities have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Lender's investment intention; and

              (ii) the Securities and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

          (e) State Securities Laws.  The Lender understands that no securities
              ---------------------
administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the issuance of the Securities;

          (f) No General Solicitation.  The Lender acknowledges that no general
              -----------------------
solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the Securities has been made to it;

          (g) Advice of Tax and Legal Advisors.  The Lender has relied solely
              --------------------------------
upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this investment;

          (h) Access to Information.  The Lender has had access to all material
              ---------------------
and relevant information concerning the Borrower, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Lender to make an informed investment decision with respect to its investment in the Securities. Lender has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof. See "Understanding of Investment Risks." Lender acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Borrower concerning the terms and conditions of the acquisition of the Securities and the present and proposed business and financial condition of the Borrower, and has had all such questions answered to its satisfaction and has been supplied all information requested; and

          (i)  SEC Reports.  Lender acknowledges that a copy of the Borrower's
               -----------
Registration Statement on S-1 filed on May 17, 1999 (the "S-1") has been made available for its review. Lender acknowledges that the S-1 remains preliminary and has not yet been declared effective by the Securities and Exchange Commission.

          (j)  Understanding of Investment Risks. An investment in the
               ---------------------------------
Securities should not be made by a Lender who cannot afford the loss of its entire investment. The Lender acknowledges that the Securities offered hereby have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commissions, nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this Letter Agreement or any exhibit hereto. Prior to making an investment in the Securities, the Lender has fully considered, among other things, the business risks enumerated in the Borrower's S-1.

          (k)  Intentionally Omitted.
               ---------------------

          (l)  Important Considerations: Suitability Standards.
               -----------------------------------------------

          INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

          A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Securities involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

          The Borrower has adopted as a general investor suitability standard the requirement that each Lender acquiring Securities represents in writing that it: (a) is acquiring the Securities for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing its entire investment;
(c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Securities will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Securities; (e) has evaluated all the risks of investment in the Borrower; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Borrower, or is relying on its own purchaser representative, in making an investment decision.

          In addition, each of the Lenders acquiring Securities must be: (1) a sophisticated investor with substantial net worth and experience in making investments of this nature; and (2) an "accredited investor," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

          (i) he has an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years, and he reasonably expects an income in excess of the aforesaid levels in the current year, or

          (ii) he has an individual net worth, or a joint net worth with his spouse, at the time of his purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

          (iii) he/it otherwise satisfies the Borrower that he/it is an accredited investor, as defined in Rule 501 under the Act.

          Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Borrower Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue
Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Borrower.

          A partnership Lender, which satisfies the requirements set forth in clauses (a) through (f) above in this Section 10(l) shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate purchaser, which satisfies the requirements set forth in clauses (a) through (f) above in this Section 10(l) shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate purchasers must have net worth of at least three (3) times the amount of their investment in the Securities.

          The suitability standards referred to above represent minimum suitability requirements for prospective investors and the satisfaction of such standards by a prospective investor does not necessarily mean that the Securities are a suitable investment for such investor. Each Lender agrees to execute Schedule A attached hereto which, inter alia, sets forth the basis of such Lender's "accredited investor" status.

          A Lenders who are resident of certain states may be required to meet certain additional suitability standards.

          THE ISSUANCE OF SECURITIES BY THE BORROWER DOES NOT CONSTITUTE A DETERMINATION BY THE BORROWER THAT AN INVESTMENT IN

THE SECURITIES IS SUITABLE FOR LENDERS. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE SECURITIES MUST BE MADE BY THE LENDERS AND THEIR ADVISERS.


          (m)  State Law Considerations.
               ------------------------

               IN MAKING AN INVESTMENT DECISION, THE LENDERS MUST RELY ON ITS OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE CONVERSION AND/OR EXERCISE OF THE SECURITIES, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DESCRIPTION OF THE BORROWER'S BUSINESS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                          11.  AFFIRMATIVE COVENANTS
                               ---------------------

          From the date hereof, and so long as any obligations of Borrower to Lenders remain outstanding, Borrower covenants and agrees as follows:

          (a)  Existence.  It shall do or cause to be done all things necessary
               ---------
to preserve and keep in full force and effect its existence as a corporation, under the law of its incorporation and all rights, franchises, and privileges attendant thereto, and remain qualified as a foreign corporation in each jurisdiction in which failure to be so qualified would have a material adverse effect on its business and operations or the ownership of its properties.

          (b)  Compliance with Laws. It shall:  (i) comply in all material
               --------------------
respects with all applicable laws, rules, statutes and governmental regulations relating to the conduct of its business; and (ii) pay all taxes, assessments, governmental charges, claims or labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its respective properties.

          (c)  Licenses and Permits. It shall preserve and protect its patents,
               --------------------
licenses, trademarks, trademark rights, trade names, trade name rights and copyrights and maintain all of its other properties and assets used or useful in the conduct of its business in good repair, working order and condition and from time to time cause to be made all proper replacements, betterment and improvements thereto.

          (d)  Books and Records. It shall keep true books, records and accounts
               -----------------
in accordance with generally accepted accounting principles applied on a consistent basis, and in which full, true and correct entries will be made of its dealings and transactions.

          (e)  Access. It shall permit any representative of Agent to visit and
               ------
inspect any of its properties, books and financial records at such times as Agent may request upon reasonable notice and during ordinary business hours.

          (f)  Meet with Accountants. It shall, upon the request of Agent,
               ---------------------
authorize any representative of Agent to discuss its financial statements and financial affairs with its independent certified public accountants upon reasonable notice and during ordinary business hours.

          (g)  Restriction of Dividend Payments. It shall not declare or pay any
               --------------------------------
dividends on Common or Preferred Stock so long as there is a continuing Event of Default.

          (h)  Performance of Obligations. It shall perform all of the
               --------------------------
obligations to be performed pursuant to the terms of each indenture, agreement, contract and other instrument by which it is bound.

          (i)  Notice of Events. It shall immediately notify Agent in writing of
               ----------------
the occurrence of any of the following events:

               (i) the pendency or commencement of any action, suit or proceeding at law or in equity which involves a sum greater than One Hundred Thousand Dollars ($100,000.00), other than those proceedings initiated by it to collect monies owed to it by creditors or those proceedings disclosed on Exhibit "A" attached hereto; or

               (ii) any event or condition which shall constitute an event of default under any other agreement for borrowed money, other than those events disclosed on Exhibit "A" attached hereto.

          (j)  Further Documents. It shall promptly execute and deliver from
               -----------------
time to time all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Agent may reasonably request to enable Agent to exercise and enforce its rights and remedies hereunder.

                          12.  DEFAULTS AND REMEDIES
                               ---------------------

          If any one or more of the following events of default ("Events of Default") shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and not be cured during any applicable grace or notice and cure period, that is to say:

          (a) any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Letter Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect, and shall not be cured within thirty (30) days after written notice thereof is sent by Agent to Borrower;

          (b) any default shall occur in the payment of principal or interest on any indebtedness created hereunder and under the Promissory Notes, when and as the same shall become due and payable (or during any applicable grace period), which remains uncured for ten (10) days after written notice thereof has been provided to Borrower by Agent;

          (c) any default shall occur in the performance of any agreement, term or condition contained in any agreement under which any obligation to repay the Loan is created, which remains uncured for thirty (30) days after written notice thereof has been provided to Borrower by Agent;

          (d) any default shall occur on the part of the Borrower in the due observance or performance of any covenant, agreement or other provision of this Letter Agreement other than for the payment of money which remains uncured for thirty (30) days after written notice thereof has been provided to Borrower by Agent;

          (e) any default shall occur on the part of the Borrower in the due observance or performance of any covenant, agreement or other provision of any other document, agreement or instrument executed in connection herewith, which remains uncured for thirty (30) days after written notice thereof has been provided to Borrower by Agent;

          (f) any default shall occur on the part of Borrower in the payment of indebtedness created under promissory notes (collectively, the "Third Party Notes") given or to be given by Borrower in favor of (i) Royal Bank of Scotland in connection with a revolving line of credit in the approximate amount of $1,700,000; (ii) George Walsh in the original principal amount of $250,000; or
(iii) NationsCredit Commercial Corporation or other financial institution in order to facilitate the acquisition of Pony Express, Inc., which default remains uncured for ten (10) days after written notice thereof has been provided to Borrower by such creditor;

          (g) any default (other than that for failure to pay monetary obligations) shall occur on the part of Borrower under any agreement entered into in connection with the Third Party Notes, which remains uncured for thirty
(30) days after written notice thereof has been provided to Borrower by the applicable creditor under the respective Third Party Note;

          (h) the aggregate orderly liquidation value of the Accounts (as such term is defined in the Security Agreement) constituting part of the Collateral (as such term is defined in the Security Agreement) under the Security Agreement is less than Three Million Dollars ($3,000,000).

          (i) Borrower shall (i) apply for or consent to the appointment of a receiver; trustee in Bankruptcy for benefit of creditors, or liquidator of Borrower or of any of Borrower's property; (ii) admit in writing Borrower's inability to pay its respective debts as they mature or generally fail to pay its respective debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) be adjudicated Bankruptcy or insolvent; (v) file a voluntary petition in Bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any Bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of Bankruptcy alleged in a petition filed against it, in any proceeding under any such law; or (vi) take any action for the purpose of affecting any of the foregoing;

          (j) an order, judgment or decree shall be entered against the Borrower without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days from the date of entry thereof;

          (k) final judgments, excluding claims covered by insurance, in excess of One Hundred Thousand Dollars ($100,000.00) (other than as disclosed on Exhibit "A" attached hereto), shall be rendered against the Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed;

          (l)  Voluntary dissolution of Borrower; or

          (m)  Invalidation of any of Agent's security documents.

          THEN, and in every such event, Agent may, at its option, (i) declare all indebtedness of principal and interest hereunder and under the Promissory Notes forthwith to be due and payable, whereupon the Promissory Notes shall become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in such Promissory Notes to the contrary notwithstanding, and (ii) exercise all legal rights and remedies against Borrower, or any collateral for the indebtedness of Borrower to Agent, except to the extent that Agent's and Lenders' remedy for Borrower's failure to have a Registration Statement covering the resale of the Restricted Stock effective by January 1, 2000 may be limited as set forth in Section 3(e) hereof.

                      13.  CLOSING; POST CLOSING MATTERS
                           -----------------------------

          (a) At or prior to the closing of the Loan (the "Closing"), Borrower shall cause copies of the following to be furnished via facsimile to Agent, with original execution copies to follow via federal express immediately thereafter :

               (i)  Resolutions: Resolutions of Borrower authorizing the Loan
                    -----------
     and the execution of all documents required in connection with the Loan.

               (ii) The executed Promissory Notes.

               (iii)  The executed Letter Agreement.

               (iv)   The executed Security Agreement.

               (v)    UCC-1 Financing Statements.

               (vi)   A Certificate of Good Standing of Borrower.

               (vii) The original promissory note dated as of May 4, 1999 in the original principal amount of $1,000,000 and the original promissory note dated as of May 21, 1999 in the original principal amount of $500,000, each made by Pony Express in favor of the Borrower.

     Within ten (10) business days after the Closing, the Borrower shall cause the following to be delivered to the Agent:

               (viii) Warrant Instruments evidencing the Origination Warrants.

     In addition, Borrower shall cause the following to be furnished to KAB Investments, Inc. within ten (10) business days after the Closing:

               (ix) $150,000 in immediately available funds, as part of the Loan Facilitation Fee.

               (x) A Warrant Instrument for Warrants to purchase 75,000 shares of Common Stock, as part of the Loan Facilitation Fee.

          (b) At the Closing, the Lender shall cause the following to be furnished via facsimile to Borrower, with original execution copies to follow via federal express immediately thereafter:

               (i)    The executed Letter Agreement;

               (ii)   The executed Schedule A attached to the Letter Agreement;
and

               (iii)  The executed Security Agreement.

          (c) At the Closing, the Agent shall wire $3,000,000 in immediately available funds to Borrower's account as follows:


               Washington Mutual Bank
               8825 Sepulveda Boulevard
               Los Angeles, California 90045

               ABA #321180748

               SkyNet Holdings, Inc.
               343 Glasgow Avenue
               Inglewood, CA 90301

               Account #871-845610-1

          (d) Prior to the Maturity Date and within ten (10) business days after the later to occur of (x) the closing of the Borrower's acquisition of Pony Express and (y) the date on which Borrower secures the written consent of NationsCredit Commercial Corporation or any other financial institution that agrees to make Borrower a loan to facilitate the acquisition of Pony Express for the Borrower to grant Agent a blanket security interest in Pony Express' assets, the Borrower shall execute and deliver to Agent a security agreement granting, and a UCC-1 financing statement evidencing, Agent's blanket security interest in Pony Express' assets, which shall be subordinate to any security interest granted or to be granted to such commercial lender for the Pony Express acquisition loan.

          (e) Agent agrees, on behalf of itself and the other Lenders, to execute and deliver subordination agreements as reasonably requested by Borrower in order to evidence the subordination to any creditor under the Third Party Notes of any security interest granted to Agent under the Security Agreement as well as any security interest granted to Agent pursuant to Section 13(d), and Agent shall have the power and authority to act on behalf of and bind all Lenders on all decisions other than for forgiveness of any principal or interest payments due under the Loan.

                                 14.  EXPENSES
                                      --------

          Each party to this Agreement will bear its respective expenses incurred in connection with the preparation to close and the closing of the Loan and the preparation and performance of this Letter Agreement and the transactions contemplated hereunder, including but not limited to all fees and expenses of agents, representatives, counsel and accountants, any documentary stamp taxes, intangible taxes, and filing and recording fees. Said expenses shall be due and payable upon execution of this Letter Agreement.

                                  15.  NOTICE
                                       ------

          All notices required or allowed to be given hereunder shall be delivered by hand or sent by certified mail return receipt requested or overnight courier, to the party to which such notice is to be given as follows:

          Agent:         Founders Equity Group, Inc.
                         2602 McKinney Avenue, Suite 220
                         Dallas, TX  75204
                         Attention:  Scott Cook, Chief Executive Officer

          Borrower:      SkyNet Holdings, Inc.

                         343 South Glasgow Avenue
                         Inglewood, California  90301
                         Attention:  Vjekoslav Nizic, Chief Executive Officer

        With a copy to:  Stephen M. Cohen, Esquire
                         Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center
                         1835 Market Street
                         14th Floor
                         Philadelphia, PA 19103

provided, that additional or other addresses for the giving of notice may be thereafter designated by the giving of written notice thereof to the other party. Such notices shall be deemed given or made three (3) business days following deposit in the U.S. Mail, certified return receipt requested, or immediately upon receipt if delivered by hand, or overnight courier addressed as herein provided.

                              16.  MISCELLANEOUS
                                   -------------

          (a) This Letter Agreement is personal in nature and may not be assigned by Borrower, Agent or Lenders.

          (b) Except as otherwise expressly stated to the contrary herein, any rights or remedies of the Agent and Lenders hereunder, or under the Promissory Notes, the Security Agreement or any other documents executed in connection herewith, shall be cumulative and in addition to every right or remedy contained herein or therein, at law or in equity or by statute or otherwise. Except as otherwise expressly stated to the contrary herein, upon the occurrence of any Event of Default hereunder, or as set forth in the Promissory Notes, the Security Agreement or any other agreement between the Borrower and the Agent or the Lenders, the Agent may proceed to enforce their rights against the Borrower or against any collateral given as security for the Loan, and the Agent may enforce such rights simultaneously or in such order and at such time, or from time to time, as the Agent, in its sole discretion, shall determine.

          (c) No delay or omission on the part of Agent in exercising any right, power or privilege hereunder or under any Promissory Notes or any other writings between the parties hereto shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

          (d) This Letter Agreement may not be altered, modified or rescinded except by a writing executed by Agent and Borrower.

          (e) All covenants, agreements, representations and warranties contained herein shall survive the funding of the Loan by Lenders and the execution of the Promissory Notes and other collateral and ancillary documents, and shall continue in full force and effect so long as any indebtedness of Borrower to Lenders remains outstanding.

          (f) This Agreement shall be construed for all purposes in accordance with the internal laws (and not the law of conflicts) of the State of Texas. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (g) The Borrower and Agent hereby waive any plea of jurisdiction or venue as not maintaining an office in the State of Texas, for the transaction of its customary business, and hereby specifically authorize any action brought upon the enforcement of this Agreement to be instituted and prosecuted in any court of appropriate jurisdiction in Dallas County, Texas.

          (h) The losing party shall pay to the prevailing party on demand all reasonable attorneys' fees and costs and all other reasonable costs and expenses (including court costs) incurred by the prevailing party and arising out of any litigation in connection with this Letter Agreement or any associated loan documents.

          BORROWER AND AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT ENTERING INTO THIS LETTER AGREEMENT AND LENDERS EXTENDING THE LOAN.

          Executed by the parties hereto as of the date above written.

                                    BORROWER:

                                    SKYNET HOLDINGS, INC., a Delaware
                                    Corporation

                                    By: _________________________________
                                          Vjekoslav Nizic,
                                          Chief Executive Officer

                                    AGENT:

                                    FOUNDERS EQUITY GROUP, INC.,
                                    a Texas corporation, as Agent for the
                                    Lenders

                                    By: _________________________________
                                          Scott Cook,
                                          Chief Executive Officer

                                    LENDERS:

                                    FOUNDERS EQUITY GROUP, INC.,

                                    By: _________________________________
                                          Scott Cook,
                                          Chief Executive Officer

                                    FOUNDERS MEZZANINE INVESTORS, LLC

                                    By: _________________________________
                                          Name:
                                          Title:

                                    _____________________________________
                                    DONALD F. MOOREHEAD


                                    _____________________________________
                                    SHELLEY MOOREHEAD

                   [signature lines continued on next page]

                                    _____________________________________
                                    GEORGE O. MOOREHEAD


                                    STOLI, LTD.

                                    By: _________________________________
                                          Name:
                                          Title:


                              Accredited Investor Certification Guidelines
                              --------------------------------------------
                         (Please indicate the appropriate clause number(s) for
                                       each Lender on Schedule A)

          (i) I am a natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the "Code"),
                (2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

          (ii)  I am a natural person whose individual net worth (i.e., total
                                                                 ----
                assets in excess of total liabilities), or joint net worth with my spouse, will at the time of acquisition of the Securities be in excess of $1,000,000;

          (iii) The Lender is a "Qualified Institutional Buyer" as the term is defined under Rule 144A of the Act.

          (iv) The Lender is an investor satisfying the requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act of 1933, as amended, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

          (v) The Lender is a trust, which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Securities offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the Securities;

          (vi)  I am a director or executive officer of the Borrower; or

          (vii) The Lender is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

                                  Schedule A

                             Basis of                   Number of
                            Accredited                  Warrants
                             Investor    Amount of     Issuable at
         Lenders             Status *      Loan          Closing
---------------------------------------------------------------------
Founders Equity Group, Inc.              $  400,000      180,000
Founders Mezzanine                       $  400,000       29,995
Investors, LLC
Donald F. Moorehead                      $  750,000       56,250
Shelley Moorehead                        $  200,000       14,985
George O. Moorehead                      $  750,000       56,250
Stoli, Ltd.                              $  500,000       37,520
                                         ----------      -------
      Total                              $3,000,000      375,000

* See Accredited Investor Certification Guidelines

                              Accepted and Agreed:

                              FOUNDERS EQUITY GROUP, INC.,


                              By: _____________________________________
                                    Scott Cook, Chief Executive Officer

                              FOUNDERS MEZZANINE INVESTORS, LLC


                              By: _____________________________________
                                   Name:
                                   Title:


                              _________________________________________
                              DONALD F. MOOREHEAD


                              _________________________________________
                              SHELLEY MOOREHEAD


                              _________________________________________
                              GEORGE O. MOOREHEAD

                              STOLI, LTD.

                              By: _____________________________________
                                     Name:
                                     Title:

                                  Exhibit "A"

                                  Exhibit "B"
                              Warrant Instrument
                              ------------------

                                  Exhibit "C"

Registration Rights Agreement
-----------------------------

                                       28